                                   EXHIBIT 5.1

                     BUTERA, BEAUSANG, COHEN AND BRENNAN PC
                                 March 30, 2000


HealthAxis Inc.
2500 DeKalb Pike
East Norriton, PA 19401


         RE:      HealthAxis Inc.-Registration Statement on Form S-3
                  --------------------------------------------------

Gentlemen:

         We have acted as general counsel to HealthAxis Inc. (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of up to 2,449,527 shares of common stock, par value $.10 per share (the "Common Stock"), by the certain Selling Shareholders ("Selling Shareholders") set forth on the Registration Statement. This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the following documents: (i) the Company's articles of incorporation and bylaws, (ii) resolutions adopted by the Board of Directors of the Company related to the issuance of shares being registered hereby, and (iii) the Registration Statement. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents, and records examined and the genuineness of all signatures. This opinion is limited to the laws of the Commonwealth of Pennsylvania.

         Based upon and subject to the foregoing, we are of the opinion that the outstanding shares of Common Stock offered by the Selling Shareholders are legally issued, fully paid and non-assessable.

         This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

         This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                      Sincerely,


                                      /s/ Butera Beausang Cohen & Brennan PC
                                      Butera, Beausang, Cohen and Brennan PC